SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported)   December 28, 2002

NETLOJIX COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-27580	87-0378021
(Commission File Number)	(I.R.S. Employer Identification No.)

501 Bath Street, Santa Barbara, California	93101
(Address of Principal Executive Offices)	(Zip Code)

 (805) 884-6300
(Registrant's Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On December 28, 2002, NetLojix Communications, Inc. ("NetLojix") entered into an Agreement and Plan of Merger (the "merger agreement") with NetLojix Acquisitions Corporation ("NAC") providing for the merger of NAC with and into NetLojix, with NetLojix as the surviving corporation in the merger. NAC is owned and controlled by Anthony E. Papa and James P. Pisani, NetLojix's Chief Executive Officer and President, respectively (the "Executives"). As a result of the merger, NetLojix will be a privately held corporation all of the common stock of which will be owned by the Executives.

At the effective time of the merger, all issued and outstanding shares of NetLojix common stock (other than shares of NetLojix common stock held by NAC, the Executives or NetLojix, or shares subject to properly exercised appraisal rights) will be converted into the right to receive $0.02 in cash, without interest and less any applicable withholding taxes. The closing of the transaction is subject to certain conditions, including the approval of NetLojix stockholders.  The merger is described in more detail in the merger agreement, a copy of which is filed herewith as Exhibit 2.1 and incorporated herein by reference.

A copy of the press release issued by NetLojix on December 30, 2002, concerning the proposed transaction is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

 (c)   EXHIBITS.

2.1

Agreement and Plan of Merger dated as of December 28, 2002, between NetLojix Communications, Inc. and NetLojix Acquisitions Corporation (incorporated herein by reference to Appendix A to the preliminary proxy statement on Schedule 14A filed by NetLojix Communications, Inc. with the Securities and Exchange Commission on December 30, 2002, File No. 0-27580).

99.1	Press Release, dated December 30, 2002, of NetLojix.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLOJIX COMMUNICATIONS, INC.

Dated: December 31, 2002	By: /s/ ANTHONY E. PAPA
Anthony E. Papa
Chairman and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit
Number	Description

2.1

Agreement and Plan of Merger dated as of December 28, 2002, between NetLojix Communications, Inc. and NetLojix Acquisitions Corporation (incorporated herein by reference to Appendix A to the preliminary proxy statement on Schedule 14A filed by NetLojix Communications, Inc. with the Securities and Exchange Commission on December 30, 2002, File No. 0-27580).

99.1	Press Release, dated December 30, 2002, of NetLojix.